Exhibit 99.1

Ascent Solar Signs Multi-Year Supply Agreement with

TurtleEnergy for up to 67 MW

Wednesday September 23, 2009 8:00AM EDT

Ascent Solar Technologies, Inc. (NASDAQ:ASTI), a developer of flexible thin-film solar modules, announced today that it has signed a multi-year direct supply agreement with TurtleEnergy LLC, a premium photovoltaic (PV) systems integrator headquartered in Linden, New Jersey.

John Millard, founder of TurtleEnergy, stated “Ascent Solar is well positioned to reduce the cost of PV systems and enable introduction of innovative product solutions to the marketplace with its lightweight, flexible and high efficiency PV modules. This is a perfect compliment to our company as a leader in introducing new and unique value added solutions for clients. Under our development agreement with Ascent Solar, we have gained considerable experience working with its product over the past ten months and are now pleased to become a customer as we plan to be the first solar systems integrator to come to market using our leading-edge approach using these materials.”

Under the terms of the agreement, Ascent Solar expects to deliver 67 MW of its high efficiency flexible CIGS photovoltaic modules during the five year contract period. Ascent Solar is scheduled to begin shipping products to TurtleEnergy from its Thornton, Colorado manufacturing plant early next year.

Ascent Solar President and CEO Farhad Moghadam added “We believe that this order will help establish Ascent Solar in one of the fastest growing markets in the United States. We are focused on enabling companies like TurtleEnergy to address new market opportunities, add value to existing lines of business and set a higher performance standard for flexible PV. TurtleEnergy is an excellent partner to have in reaching our new target markets.”

About TurtleEnergy LLC:

TurtleEnergy LLC combines extensive design and systems engineering experience with a uniquely advantageous relationship with its parent company, Turtle & Hughes, drawing from its relationship to some 3,000 members of the electrical installation community. TurtleEnergy has access to the best-of-breed photovoltaic components, and the leading professional contractor field teams operating in the electrical industry today. TurtleEnergy is located in Linden, New Jersey. Additional information for Turtle Energy can be found at www.turtleenergy.com.

About Ascent Solar Technologies:

Ascent Solar Technologies, Inc. is a developer of thin-film photovoltaic modules with substrate materials that can be more flexible and affordable than most traditional solar panels. Ascent Solar modules can be directly integrated into standard building materials, space applications, consumer electronics for portable power or configured as stand alone modules for large scale terrestrial deployment. Ascent Solar is headquartered in Thornton, Colo. Additional information can be found at www.ascentsolar.com.

Forward Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company’s actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as “believes,” “belief,” “expects,” “expect,” “intends,” “intend,” “anticipate,” “anticipates,” “plans,” “plan,” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

Contact:

For Ascent Solar Technologies, Inc.

Brian Blackman, 832-515-0928 (Investor Relations)

bblackman@ascentsolar.com

or

Brand Fortified Public Relations

Kelly Brandner, 303-289-4303 (Media)

kbrandner@brandfortified.com